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                                                              Exhibit 10.8

                           THIRD AMENDMENT TO AMENDED
                         AND RESTATED CREDIT AGREEMENT
                         -----------------------------


        THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 19, 1997 (this "Amendment"), is by and among MONARCH MACHINE TOOL COMPANY, an Ohio corporation (the "Company"), the BANKS identified on the signature pages hereof (collectively the "Banks" and individually a "Bank"), and NBD BANK, N.A., a national banking association, as successor by assignment to NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks.

                                  INTRODUCTION
                                  ------------

        The Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of June 9, 1995, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of July 11, 1995, and the Second Amendment to Amended and Restated Credit Agreement, dated as of July 31, 1996 (the "Credit Agreement"). NBD Bank, N.A. purchased and assumed all of NBD Bank's rights and obligations under the Credit Agreement, including NBD Bank's rights and obligations as a Bank and as the Agent, pursuant to the Assignment and Assumption Agreement dated February 20, 1997 between them (the "Assignment"). The Company and the Banks previously consented to the Assignment under Section 5.7 of the above-referenced Second Amendment. The parties now desire to amend the Credit Agreement on the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:

                   ARTICLE 1. AMENDMENTS TO CREDIT AGREEMENT
                   -----------------------------------------

        Effective upon the date that the conditions precedent set forth in
Article 2 of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Agent in its sole discretion, the Credit Agreement hereby is amended as follows:

        1.1 The definition of the term "Applicable Eurodollar Rate Margin" set forth in Section 1.1 is amended to read in full as follows:

        "APPLICABLE EURODOLLAR RATE MARGIN" shall be, for purposes of determining the Eurodollar Rate applicable to any Eurodollar Rate Loan, whether a Revolving Credit Loan or the Term Loan, outstanding at any time during any calendar month (the "Application Month"), the percent set forth under the heading "Applicable Eurodollar Rate Margin for Revolving Credit Loans" and "Applicable Eurodollar Rate Margin for the Term Loan", respectively, below in the row corresponding to the range into which falls the ratio (the "Ratio") of the Consolidated Total Liabilities of the Company and its Subsidiaries to the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the end of the last fiscal quarter (the "Determination Quarter") preceding such

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        Application Month for which financial statements have been delivered to the Banks under Section 5.1(d)(ii):



                       Applicable Eurodollar           Applicable Eurodollar
                       Rate Margin for                    Rate Margin for
Ratio                 Revolving Credit Loans               the Term Loan
-----                 ----------------------               -------------

Less than or equal
to 0.75 to 1.00                0.75%                          1.00%


Greater than
0.75 to 1.0
but less than or
equal to 1.15
to 1.00                        1.00%                          1.25%

Greater than
1.15 to 1.00                   1.50%                          1.75%


            Each change in the Applicable Eurodollar Rate Margin in accordance with this definition, as finally determined upon the Bank's receipt of the Company's financial statements for any Determination Quarter pursuant to Section 5.1 (d)(ii), shall be effective as of the first day of the corresponding Application Month following such Determination Quarter.

        1.2 Subpart (vi) of Section 5.1(d) is relabeled as subpart (vii), and a new subpart (vi) is added to Section 5.1(d) as follows:

            (vi) As soon as available and in any event within 30 days after the end of each month (other than those months which correspond to fiscal quarter ends of the Company, which are covered by subpart
            (ii) above), the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail; and

        1.3 Subpart (iv) of Section 5.1(d) is amended to read in full as follows:




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           [Third Amendment to Amended and Restated Credit Agreement]


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            (iv) No later than the 30th calendar day following the end of each month, a Borrowing Base Certificate prepared as of the close of business on the last day of each such month, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the chief financial officer of the Company;

        1.4 Section 5.2(b) is amended to read in full as follows:

            (b) TANGIBLE NET WORTH. Permit or suffer (i) the sum of (A) Consolidated Tangible Net Worth of the Company and its Subsidiaries plus (B) unrealized foreign currency losses of the Company and its Subsidiaries that do not exceed $5,000,000 in the aggregate plus (C) the Aggregate Change LIFO Reserve Adjustment to be less than (ii) the sum of (A) $44,000,000 plus (B) 50% of Consolidated Cumulative Net Income of the Company and its Subsidiaries after December 31, 1996 plus (C) for each fiscal year end of the Company, the amount if any by which $500,000 exceeds the aggregate amount added pursuant to the foregoing clause (B) attributable to each such fiscal year; such covenant to be tested as of the end of each fiscal quarter of the Company.

        1.5 Section 5.2(c) is amended to read in full as follows:

            (c) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit or suffer the ratio of Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 1.25 to 1.00 at any time.

        1.6 In recognition of the Assignment, (a) all references to the "Agent", or to NBD Bank in its capacity as the Agent, in the Credit Agreement and all other related instruments, agreements and documents (collectively, the "Loan Documents") shall be deemed to refer to NBD Bank, N.A. in its capacity as the Agent, and (b) all references in the Loan Documents to NBD Bank in its capacity as a Bank shall be deemed to refer to NBD Bank, N.A. in its capacity as a Bank.

        1.7 All references in the Loan Documents to any address for notices to NBD Bank or the Agent shall be amended to read: One Indiana Square, Suite 308, Indianapolis, Indiana 46266, Attn: Edward C. Hathaway, Facsimile: (317) 266-6042."





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           [Third Amendment to Amended and Restated Credit Agreement]

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                 ARTICLE 2. CONDITIONS PRECEDENT TO AMENDMENTS
                 ---------------------------------------------

        As conditions precedent to the effectiveness of the amendments to the Credit Agreement set forth in Article 1 of this Amendment, the Agent and the Banks shall receive the following documents and the following matters shall be completed, all in form and substance satisfactory to the Agent and the Banks:

        2.1 An incumbency certificate of the Company.

        2.2 Payment by the Company to the Agent of an amendment fee in the amount of $25,000 for the pro rata account of the Banks.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------

        In order to induce the Agent and the Banks to enter into this Amendment, the Company represents and warrants that:

        3.1 The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

        3.2 This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        3.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

        3.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                     ARTICLE 4. WAIVER OF CERTAIN DEFAULTS
                     -------------------------------------

        4.1 The Company has advised the Agent and the Banks that for the period from and including December 31, 1996 through the date of this Amendment the Company failed to comply with the covenants set forth in Sections 5.2(b) and (c) of the Credit Agreement, and the Company has asked the Banks to waive the Events of Default caused by such failure. Based upon such request, the Banks hereby waive each such Event of Default, including, without limitation, any such Event of Default pursuant to Section 6.1(e) of the Credit Agreement caused by the occurrence of an event of default under the Company's credit facilities with The Fifth Third Bank due to the


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           [Third Amendment to Amended and Restated Credit Agreement]

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Company's failure to so comply with Sections 5.2(b) and (c) of the Credit
Agreement (the "Fifth Third Cross Default"); PROVIDED that (a) such waiver shall be limited to those Events of Default, including, without limitation, the Fifth Third Cross Default, caused by such covenant compliance failures occurring during the period from and including December 31, 1996 through the date of this Amendment that are known to the Banks as of the date of this Amendment, and (b) such waiver shall not be deemed to (i) be a waiver of or consent or agreement to any other action or omission in violation of the Credit Agreement or any other instrument, agreement or document referred to therein or executed in connection therewith, (ii) be a waiver or modification of any provision of the Credit Agreement or of any instrument, agreement or document referred to therein or executed in connection therewith, or (iii) prejudice any other right or rights which the Banks may now have or have in the future under or in connection with the Credit Agreement or any instrument, agreement or document referred to therein or executed in connection therewith.

                            ARTICLE 5. MISCELLANEOUS

        5.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

        5.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection with or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

        5.3 Subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

        5.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

        5.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

        5.6 The Company agrees to pay the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the negotiation and preparation of this Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Agent as to its rights and responsibilities with respect thereto.

        5.6 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]






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           [Third Amendment to Amended and Restated Credit Agreement]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.



                                   THE MONARCH MACHINE TOOL COMPANY

                                   By /s/ Richard E. Clemens
                                      ----------------------------------------

                                         Its:  President
                                              --------------------------------

                                   NBD BANK, N.A., as a Bank and as the Agent



                                   By: /s/ Edward C Hathaway
                                      ----------------------------------------

                                         Its: First Vice President
                                             ---------------------------------


                                   STAR BANK, N.A., as a Bank


                                   By: /s/ Thomas D. Gill
                                      ----------------------------------------
                                         Its: Vice President
                                              --------------------------------









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           [Third Amendment to Amended and Restated Credit Agreement]


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                              CLOSING CERTIFICATE
                        OF MONARCH MACHINE TOOL COMPANY
                        -------------------------------


NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan 48226

Ladies and Gentlemen:

        I hereby certify that I am the Secretary of Monarch Machine Tool Company, an Ohio corporation (the "Company"), and as such have access to the Company's corporate records and am familiar with the matters therein contained and herein certified, and that:

        1. The Company is a corporation with a perpetual charter duly organized and validly existing and in good standing under the laws of the State of Ohio.

        2. No proceedings looking toward the dissolution or liquidation of the Company have been commenced and no such proceedings are contemplated.

        3. Each person who, as an officer of the Company, signed, by facsimile or otherwise, and delivered the Third Amendment to Amended and Restated Credit Agreement dated as of March 19, 1997 was duly appointed, qualified and acting as an officer of the Company at the respective times of such signing and delivery. Such execution and delivery was duly authorized by all necessary corporate action of the Company.

        4. The following persons are now, and at all times subsequent to March 10, 1997 have been, duly qualified and acting officers of the Company, duly elected to the offices set forth opposite their respective names, and the signature appearing opposite the name of each such officer is his authentic signature:

Name                           Office                   Signature
----                           ------                   ---------

Richard E. Clemens      President and              /s/ Richard E. Clemens
                        Chief Executive            -----------------------------
                        Officer


Earl J. Hull            Secretary                  /s/ Earl J. Hull
                                                   -----------------------------

Robert B. Riethman      Treasurer                  /s/ Robert B. Riethman
                        and Chief                  -----------------------------
                        Financial Officer


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IN WITNESS WHEREOF, I have hereunto set my hand as of the 19th day of March,
1997.


                                                   /s/ Earl J. Hull
                                                   -----------------------------
                                                   Earl J. Hull, Secretary